UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2020

Aravive, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36361	26-4106690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address of principal executive offices)

(936) 355-1910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective September 15, 2020, Aravive, Inc. (the “Company”) appointed Michael W. Rogers as a member of its Board of Directors (the “Board”) as a Class II director up for re-election at the 2022 annual stockholders meeting. Mr. Rogers was also appointed to serve on the Audit Committee of the Board, as its Chairman, and the Business Strategy Committee of the Board.  Mr. Rogers will hold office as a member of the Board in accordance with the Company’s certificate of incorporation and bylaws and until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Rogers was appointed to the Board to fill a vacancy resulting from the increase in the size of the Board to six members.

Mr. Rogers most recently served as Chief Financial Officer at Aerpio Pharmaceuticals, Inc. (Nasdaq: ARPO). Prior to Aerpio Pharmaceuticals, Inc., he served as Chief Financial Officer at Acorda Therapeutics, Inc. (Nasdaq: ACOR) and held executive and leadership positions at BG Medicine, Indevus Pharmaceuticals (acquired by Endo Pharmaceuticals), Advanced Health Corporation and Autoimmune. Mr. Rogers currently serves as a member of the Board of Directors for Akebia Therapeutics (Nasdaq Global Market: AKBA), with previous advisory experience at Keryx Biopharmaceuticals, Eyepoint Pharmaceuticals and Coronado Biosciences. Earlier in his career, Mr. Rogers was an investment banker at Lehman Brothers and PaineWebber, where he focused on life sciences companies. He earned his M.B.A. from the Darden School of Business at the University of Virginia and received his bachelor’s degree from Union College.

Mr. Rogers has executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.10 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-193997) filed with the Securities and Exchange Commission on March 6, 2014, and such exhibit is incorporated by reference herein.

There are no family relationships between Mr. Rogers and any of the Company’s directors or executive officers. In addition, Mr. Rogers is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Rogers will receive compensation pursuant to the Company’s Non-Employee Director Compensation Policy as currently in effect, which includes annual cash retainers of $65,000 for serving as a director, $15,000 for serving as Chairman of the Audit Committee and an amount anticipated to be $3,500 for serving as a member of the Business Strategy Committee; an initial award of an option to purchase 14,987 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), vesting 1/36th per month, subject to Mr. Rogers’ continued service to the Company on each vesting date; and an annual stock option grant to purchase 15,024 shares of the Common Stock vesting 1/12th per month with full vesting, if not fully vested at such time, on the date of the Company’s next annual meeting of stockholders, subject to Mr. Rogers’ continued service to the Company on each vesting date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1

Form of Indemnification Agreement by and between the Registrant and each of its directors and officers (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193997) filed with the SEC on March 6, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2020	ARAVIVE, INC. (Registrant)

	By:	/s/ Vinay Shah
Name: Vinay Shah Title: Chief Financial Officer